In re Farmland Foods, Inc		Case No. 02-50561
A Missouri Corporation

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF OCTOBER, 2003

REVENUE
Gross Income		$ 137,113,360.37
Less Cost of Goods Sold		$ 93,672,117.63
Materials	$ 90,344,439.37
Direct Labor	-
Overhead	$ 3,327,678.26
Gross Profit		$ 43,441,242.74

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 19,488,328.62
Advertising and Marketing	$ 4,887,262.77
Insurance	$ 478,991.44
Payroll Taxes	$ 1,498,375.48
Lease and Rent	$ 331,055.69
Telephone and Utlities	$ 2,014,424.93
Attorney and other Professional Fees	$ 159,841.08
UST Quarterly Fees	$ 10,000.00
Other Expenses	$ (46,372,133.96)
Total Operating Expenses		$ (17,503,853.95)
Net Income (Loss)		$ 60,945,096.69

CURRENT ASSETS
Accounts Receivable at end of month		$ 3,146,742.64
Increase (Decrease) in AR for month		$ (80,954,784.84)
Inventory at end of month		$ 1,228,620.73
Increase (Decrease) in Inventory for month		$ (96,806,041.99)
Cash at end of the month		$ 362,112,558.98
Increase (Decrease) in Cash for month		$ 369,166,599.89

LIABILITIES
Increase (Decrease) in pre-petition debt		$ (4,847,087.01)
Increase (Decrease) in post-petition debt		$ (48,843,417.40)
Taxes Payable:
Federal Payroll Taxes	$ (14,947.00)
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ 3,302.55
Real Estate and Personal	$ -
Property Taxes	$ (11,920.00)
Other (footnote)	$ (695.76)
Total Taxes Payable		$ (24,260.21)

Footnote:
Use Tax Payable	$ (695.76)